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                                                                Exhibit 99.4


                          Consent of Director Designee

March 22, 1999

     The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the references to him as a future director of ProVantage Health Services, Inc., in the Prospectus included in this Registration Statement.


                               Signed: /s/  Jeffrey A. Jones
                                       -----------------------
                                       Jeffrey A. Jones